UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36683	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
5.125% Notes due 2031	BSA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 20, 2019, BrightSphere Investment Group Inc. (the “Company”) entered into a $450 million senior unsecured revolving credit facility with Citibank, N.A., as administrative agent and lender, and the several banks and other financial institutions from time to time party thereto as lenders (the “Credit Facility”). Subject to certain conditions, the Company may borrow up to an additional $150 million under the Credit Facility.

Upon entry into the Credit Facility, the Company made an initial drawdown of approximately $210 million under the Credit Facility to fully repay the approximately $210 million outstanding under its existing $350 million credit facility (the “Existing Credit Facility”). Certain of the lenders under the Credit Facility and the Existing Credit Facility and their affiliates have provided, and may in the future provide, investment banking, underwriting, trust or other advisory or commercial services to the Company and its subsidiaries and Affiliates.

The commercial terms of the Credit Facility, including the interest rate applied to any borrowings, are substantially similar to the Existing Credit Facility, other than the total amount available and the maturity date. The Credit Facility, which matures on August 20, 2022, contains financial covenants with respect to leverage and interest coverage, as well as customary affirmative and negative covenants, including limitations on priority indebtedness, asset dispositions and fundamental corporate changes, and certain customary events of default which could result in an acceleration of amounts due. Many of these conditions and restrictions are subject, however, to certain minimum thresholds and exceptions.

This description is a summary and is qualified in its entirety by reference to the full text of the credit agreement for the Credit Facility, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 1.02    Termination of a Material Definitive Agreement.

On August 20, 2019, in connection with the repayment in full of the approximately $210 million outstanding under the $350 million Existing Credit Facility as described above, the Company terminated the Existing Credit Facility dated October 15, 2014, as amended and restated as of July 11, 2019 among the Company, Citibank, N.A., as administrative agent, and the several banks and other financial institutions from time to time party thereto as lenders. The information set forth in Item 1.01 relating to the Existing Credit Facility is incorporated by reference into this Item 1.02.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 relating to the creation of a direct financial obligation with respect to the Credit Facility is incorporated by reference into this Item 2.03.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Revolving Credit Agreement dated as of August 20, 2019, among BrightSphere Investment Group Inc., a Delaware corporation, the lenders from time to time party thereto and Citibank N.A., as administrative agent for such lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	August 21, 2019	BRIGHTSPHERE INVESTMENT GROUP INC.

		By:	/s/ Suren Rana
		Name:	Suren Rana
		Title:	Chief Financial Officer